400 Centre Street, Newton, MA 02458	tel: (617) 796-8350 fax: (617) 796-8385

EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Timothy A. Bonang, Manager of Investor Relations, or
Katherine L. Johnston, Investor Relations Analyst
(617) 796-8245
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Reports Fourth Quarter 2007 Results

____________________________________

Newton, MA (March 3, 2008).  Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter and year ended December 31, 2007.

Fourth Quarter 2007 Financial Highlights

▪	Total revenues for the quarter increased to $251.2 million from $234.6 million for the same period last year.

▪
Net income per share from continuing operations, basic and diluted, for the fourth quarter were $0.22 and $0.20, respectively, compared to a loss of $1.04, basic and diluted, for the same period last year.

▪
The weighted average number of basic and diluted common shares outstanding totaled 31,757,755 and 41,488,524, respectively for the quarter ended December 31, 2007, and 31,581,456, basic and diluted, for the quarter ended December 31, 2006.

Fourth Quarter 2007 Operational Highlights (senior living communities)

▪	Overall occupancy for the quarter was 90.3% compared with 90.1% for the same period a year ago.

▪
For those senior living communities that Five Star has operated continuously since October 1, 2006 (comparable communities), occupancy for the quarter was 90.4% compared with 90.7% in the fourth quarter of 2006.

▪	Average daily rate for the quarter increased by 6%, to $140, over the same period a year ago.

▪	Comparable communities average daily rate for the quarter increased by 6%, to $148, over the same period a year ago.

▪	The percent of revenue derived from residents’ private resources in the quarter was 66% compared to 67% for the fourth quarter of 2006.

▪	Wages and benefits as a percent of senior living revenues for the quarter were 49.8% compared with 51.1% for the fourth quarter of 2006.

Results for the year ended December 31, 2007:

▪	Total revenues for year ended December 31, 2007 increased to $972.9 million from $815.6 million for the same period last year.

▪
Net income per share from continuing operations, basic and diluted, for the year ended December 31, 2007 were $0.82 and $0.75, respectively, compared to a loss of $3.83, basic and diluted, for the same period last year. During the year ended December 31, 2007, Five Star recognized a gain on extinguishment of debt totaling $4.5 million, or $0.14 and $0.11 per share from continuing operations, basic and diluted, respectively.

▪
The weighted average number of basic and diluted common shares outstanding totaled 31,710,252 and 41,488,524, respectively for the year ended December 31, 2007 and 28,604,617 basic and diluted, for the year ended December 31, 2006.

Conference Call:

On March 3, 2008 at 11:00 a.m. Eastern Standard Time, Evrett W. Benton, president and chief executive officer, and Bruce J. Mackey Jr., treasurer and chief financial officer, will host a conference call to discuss the fourth quarter and year end 2007 financial results.  Following the company’s remarks, there will be a question and answer period.

The conference call telephone number is (888) 663-2259.  Participants calling from outside the United States and Canada should dial (913) 312-1464. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 12:00 a.m. Eastern Time Monday, March 10, 2008. To hear the replay, dial (719) 457-0820.  The replay pass code is 7731403.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site at www.fivestarqualitycare.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on the company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

 Five Star Quality Care, Inc. is a healthcare services company which operates healthcare and senior living communities.  Five Star owns, leases and operates 161 senior living communities with over 17,900 living units located in 29 states.  These communities include independent living, assisted living and skilled nursing communities.  Five Star also operates five institutional pharmacies and two rehabilitation hospitals.  Five Star is headquartered in Newton, Massachusetts.

Supplemental Information, page 1of 6

FIVE STAR QUALITY CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Revenues:
Senior living revenue	$208,615	$196,299	$809,934	$744,897
Hospital revenue	25,294	25,494	102,005	25,494
Pharmacy revenue	17,251	12,777	60,985	45,195
Total revenues	251,160	234,570	972,924	815,586

Operating expenses:
Senior living wages and benefits	103,950	100,390	410,447	382,093
Other senior living operating expenses	52,795	47,473	202,194	186,396
Hospital expenses	22,864	22,722	92,449	22,954
Pharmacy expenses	16,171	13,406	58,012	44,579
Management fee to Sunrise	-	952	-	8,744
Termination expense for certain Sunrise management agreements	-	40,080	-	129,913
Rent expense	32,453	31,248	129,190	109,256
General and administrative expenses	11,670	9,962	43,373	33,829
Depreciation and amortization	3,654	2,803	13,595	9,851
Total operating expenses	243,557	269,036	949,260	927,615

Operating income (loss)	7,603	(34,466)	23,664	(112,029)
Interest and other income	1,809	3,772	6,152	6,806
Interest and other expense	(1,883)	(1,946)	(6,802)	(4,364)
Gain on extinguishment of debt	-	-	4,491	-

Income (loss) from continuing operations before income taxes	7,529	(32,640)	27,505	(109,587)
Provision for income taxes	650	-	1,410	-
Income (loss) from continuing operations	6,879	(32,640)	26,095	(109,587)

Loss from discontinued operations	(157)	(1,690)	(2,769)	(7,078)

Net income (loss)	$6,722	$(34,330)	$23,326	$(116,665)

Weighted average shares outstanding - basic	31,758	31,581	31,710	28,605

Weighted average shares outstanding - diluted	41,489	31,581	41,441	28,605

Basic income (loss) per share from:
Continuing operations	$0.22	$(1.04)	$0.82	$(3.83)
Discontinued operations	(0.01)	(0.05)	(0.08)	(0.25)
Net income (loss) per share	$0.21	$(1.09)	$0.74	$(4.08)

Diluted income (loss) per share from:
Continuing operations	$0.20	$(1.04)	$0.75	$(3.83)
Discontinued operations	(0.01)	(0.05)	(0.07)	(0.25)
Net income (loss) per share	$0.19	$(1.09)	$0.68	$(4.08)

EBITDA(1):
Income (loss) from continuing operations:	$6,879	$(32,640)	$26,095	$(109,587)
Add: income taxes	650	-	1,410	-
Add: depreciation and amortization	3,654	2,803	13,595	9,851
Add: interest and other expense	1,883	1,946	6,802	4,364
Less: interest and other income	(1,809)	(3,772)	(6,152)	(6,806)
EBITDA	$11,257	$(31,663)	$41,750	$(102,178)

(1)
We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be a meaningful measure of our operating performance because it is useful in measuring our ability to service debt, fund capital expenditures and expand our business.  We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to similar numbers reported by other companies; however, EBITDA as presented may be not always comparable to amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating income, cash flow from operations, or any other operating or liquidity performance measure established by accounting principles generally accepted in the United States.

Supplemental Information, page 2 of 6

FIVE STAR QUALITY CARE, INC.
SELECTED BALANCE SHEET DATA
(dollars in thousands)

	December 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$30,999	$46,241
Accounts receivable, net of reserve	58,803	67,791
Prepaid expenses and other current assets	23,782	41,294
Investment securities:
Investments in trading securities	61,800	46,100
Investments in available-for-sale securities	7,455	4,334
Assets of discontinued operations	3,178	-
Total current assets	186,017	205,760

Long term assets:
Property and equipment, net	131,705	114,898
Other long term assets	42,732	45,753
Total assets	$360,454	$366,411

Liabilities and Shareholders’ Equity
Current liabilities	$104,063	$132,929
Long term liabilities	27,259	28,098
Mortgage notes payable, long term	15,810	11,454
Convertible Senior notes	126,500	126,500
Shareholders’ equity: 31,818,144 and 31,682,134 shares issued and outstanding at December 31, 2007 and 2006, respectively	86,822	67,430
Total liabilities and shareholders’ equity	$360,454	$366,411

Supplemental Information, page 3 of 6

FIVE STAR QUALITY CARE, INC.
SENIOR LIVING COMMUNITY OPERATING DATA(1)
(dollars in thousands, except average daily rate)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006

No. of communities (end of period)	161	160	161	160
No. of living units (end of period)	17,906	17,935	17,906	17,935

Occupancy	90.3%	90.1%	90.3%	90.9%
Average daily rate (ADR)	$140	$132	$137	$125
ADR % growth	6%	--	10%	--

Percent breakdown of net senior living revenues:
Medicare	15%	14%	15%	14%
Medicaid	19%	19%	19%	19%
Private	66%	67%	66%	67%
Total	100%	100%	100%	100%

Net senior living revenues	$208,615	$196,299	$809,934	$744,897
Net senior living revenues % growth	6%	--	9%	--

Community expenses (2)	$156,745	$147,863	$612,641	$568,489
Community expenses (2) as a % of net senior living revenues	75%	75%	76%	76%
Community expenses (2) % growth	6%	--	8%	--

(1)	Excludes data for discontinued operations and for pharmacy and hospital operations.
(2)	Community expenses equal senior living wages and benefits and other senior living operating expenses as shown on our consolidated statement of income.

Supplemental Information, page 4 of 6

FIVE STAR QUALITY CARE, INC.
COMPARABLE SENIOR LIVING COMMUNITY OPERATING DATA(1)
(dollars in thousands, except average daily rate)

	Three months ended December 31, (2)		Year ended December 31, (3)
	2007	2006	2007	2006

No. of communities (end of period)	154	154	149	149
No. of living units (end of period)	17,342	17,434	16,594	16,594

Occupancy	90.4%	90.7%	90.8%	91.1%
Average daily rate (ADR)	$148	$140	$140	$133
ADR % growth	6%	--	5%	--

Percent breakdown of net senior living revenues:
Medicare	16%	15%	16%	14%
Medicaid	19%	19%	19%	19%
Private	65%	66%	65%	67%
Total	100%	100%	100%	100%

Senior living revenues	$204,129	$193,170	$772,602	$735,122
Senior living revenues % growth	6%	--	5%	--

Community expenses (4)	$153,123	$145,508	$581,624	$561,000
Community expenses (4) as a % of net senior living revenues	75%	75%	75%	76%
Community expenses (4) % growth	5%	--	4%	--

(1)	Excludes data for discontinued operations and for pharmacy and hospital operations.
(2)	Communities that we operated continuously since October 1, 2006.
(3)	Communities that we operated continuously since January 1, 2006.
(4)	Community expenses equal senior living wages and benefits and other senior living operating expenses.

Supplemental Information, page 5 of 6

FIVE STAR QUALITY CARE, INC.
OTHER OPERATING DATA(1)
(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
No. of communities (2) (end of period):
Assisted living & independent living communities, owned	13	12	13	12
Assisted living & independent living communities, leased	99	99	99	99
Total no. of assisted living & independent living communities	112	111	112	111

Skilled nursing communities, owned	2	2	2	2
Skilled nursing communities, leased	47	47	47	47
Total no. of skilled nursing communities	49	49	49	49

Total no. of communities	161	160	161	160

No. of living units (end of period):
Assisted living & independent living communities, owned	1,068	1,007	1,068	1,007
Assisted living & independent living communities, leased (3)	12,434	12,512	12,434	12,512
Total no. of assisted living & independent living units	13,502	13,519	13,502	13,519

Skilled nursing communities, owned	271	273	271	273
Skilled nursing communities, leased (4)	4,133	4,143	4,133	4,143
Total no. of skilled nursing living units	4,404	4,416	4,404	4,416

Total no. of living units	17,906	17,935	17,906	17,935

Rehabilitation hospital units	321	321	321	321

Senior living revenues:
Assisted living & independent living communities	$140,733	$132,830	$549,622	$499,504
Skilled nursing communities	66,203	62,448	254,756	242,843
Other (5)	1,679	1,021	5,556	2,550
Total senior living revenues	$208,615	$196,299	$809,934	$744,897

Assisted living & independent living communities occupancy	91.1%	90.7%	91.1%	91.8%
Assisted living & independent living communities ADR	$124	$118	$122	$110
Assisted living & independent living communities ADR % growth	5%	-	11%	-

Skilled nursing communities occupancy	87.8%	88.5%	87.8%	88.5%
Skilled nursing communities ADR	$186	$174	$181	$170
Skilled nursing communities ADR % growth	7%	-	6%	-

Rehabilitation hospital occupancy	62.1%	63.7%	63.5%	63.7%

(1)	Excludes data for discontinued operations and for pharmacy and hospital operations.
(2)	Communities are categorized by the type of living units which constitute a majority (or plurality) of the total living units at the community.
(3)
Includes 1,718 and 1,654 skilled nursing units in communities where assisted living and independent living services are the predominant services provided for the three months and year ended December 31, 2007 and 2006, respectively.

(4)
Includes 66 and 95 assisted living and independent living units in communities where skilled nursing services are the predominant services provided for the three months and year ended December 31, 2007 and 2006, respectively.

(5)	Other senior living revenue relates primarily to rehabilitation and other specialty service revenues provided at residential facilities and does not include pharmacy or hospital operations.

Supplemental Information, page 6 of 6

Reconciliation of Income from Continuing Operations excluding Termination Charges to Loss from Continuing Operations for the three months and year ended December 31, 2006 (dollars in thousands, except per share data):

	For the three months ended December 31, 2006		For the year ended December 31, 2006
	Amount	Per Share(2)	Amount	Per Share(2)
Income from continuing operations excluding termination charges(1)	$7,440	$0.24	$20,326	$0.71
Termination expense for certain Sunrise management agreements	(40,080)		(129,913)

Loss from continuing operations	$(32,640)	$(1.03)	$(109,587)	$(3.83)

(1)
We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the periods shown.  This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure established by accounting principles generally accepted in the United States.

(2)	Both basic and diluted.